EXHIBIT 10.20

PARENT GUARANTY

This PARENT GUARANTY (this “Guaranty”), made this 29th day of December, 1999, by EPL HOLDINGS, INC., a Delaware corporation (together with any other Person who hereafter may become a guarantor under this Guaranty, collectively, the “Guarantors”), in favor of SUNTRUST BANK, ATLANTA (the “Agent”), as agent for itself, the Lenders (as defined below) and the Issuing Banks (as defined below).

W I T N E S S E T H:

WHEREAS, EPL Intermediate, Inc., a Delaware corporation (“Intermediate”), El Pollo Loco, Inc., a Delaware corporation (as defined in the Credit Agreement, the “Borrower”), the lenders party thereto (the “Lenders”), SunTrust Bank, Atlanta, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement (as defined below), the “Issuing Banks”) and the Agent are parties to that certain Credit Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders and Issuing Banks have agreed to extend credit to the Borrower from time to time and the Borrower has granted a security interest in substantially all of its assets to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks (collectively, the “Lender Group”); and

WHEREAS, Borrower is either a direct or indirect Subsidiary of the Guarantors, and the Guarantors will realize substantial direct and indirect benefits as a result of the extensions of credit to the Borrower pursuant to the Credit Agreement; and

WHEREAS, the Agent has required that the Guarantors execute and deliver this Guaranty to the Agent (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined in the Credit Agreement) and (ii) as a condition precedent to any extension of credit under the Credit Agreement;

NOW, THEREFORE, for and in consideration of the recitals made above, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Guarantors hereby agree that capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement, and further agrees as follows:

1. The Guarantors hereby jointly and severally guarantee to the Agent, the full and prompt payment by the Borrower when due of the Obligations plus attorneys’ fees and expenses if the obligations represented by this Guaranty are collected

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by law, through an attorney-at-law, or under advice therefrom.

2. Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Agent for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Agent for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid or performed in full in cash and the Agent shall be under no further obligation to extend any additional credit under the Credit Agreement.

3. Upon the execution of this Guaranty and its delivery into the hands of the Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantors and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantors’ liability, except as may be stated in the Credit Agreement, and no statement, representation, agreement or promise on the part of the Agent, the Borrower, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect the Guarantors’ liability hereunder. Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of each Guarantor under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of each Guarantor under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Agent hereof to collect the Obligations or any portion thereof, or to enforce the obligations of each Guarantor under this Guaranty.

4. The Agent may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as it may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Agent, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as it may consider expedient or appropriate in its sole discretion. Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Agent may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

5. Each Guarantor acknowledges and agrees that no change in the

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nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing other than payment in cash in full which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Agent or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrower on the one hand and the Agent on the other hand or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder other than payment in cash in full, or any right of counterclaim or offset of any nature of description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

6. The Agent may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by such Guarantor, if the Borrower shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Agent may from time to time elect in accordance with the Credit Agreement, any deposits, property, balances, credit accounts or moneys of such Guarantor in the possession of the Agent or under its respective control for any purpose.

7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Agent herein. Anything herein to the contrary notwithstanding, the liability of any Guarantor hereunder shall not exceed the amount which would be enforceable in a bankruptcy, insolvency or other similar proceeding giving effect to fraudulent conveyance and other similar laws relating to the insolvency of debtors.

8. Upon the bankruptcy or winding up or other distribution of assets of the Borrower, or of any surety or guarantor (other than the Guarantors) for any Obligations of the Borrower to the Agent, the rights of the Agent against the Guarantors

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shall not be affected or impaired by the omission of the Agent to prove its claim, or to prove the full claim, as appropriate, against the Borrower, or any such other guarantor or surety, and the Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Agent of the Guarantors.

9. Any amount received by the Agent from whatsoever source and applied toward the payment of the Obligations shall be applied in accordance with the terms of the Credit Agreement.

10. Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by applicable law, the following: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which such Guarantor is a party), (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (e) all rights to enforce any remedy which the Agent may have against the Borrower, and (f) until the Obligations shall have been indefeasibly paid or satisfied in full, all rights of subrogation, indemnification, contribution and reimbursement from the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Agent in respect of the Obligations. If a claim is ever made upon the Agent for the repayment or recovery of any amount or amounts received by the Agent in payment of any of the Obligations and the Agent repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or (b) any settlement or compromise of any such claim effected by the Agent with any such claimant, including the Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to the Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent.

11. Any Lender may, to the extent permitted under the Credit Agreement, sell, assign or transfer all or any part of the Obligations, and in such event each and every permitted assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such permitted assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

12. This Guaranty is a continuing guaranty of the Obligations and all

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liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Agent in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and the Agent shall operate as a waiver thereof. No action by the Agent permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Agent, notwithstanding any right or power of any third party, individually or in the name of the Borrower and the Agent, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

13. This Guaranty shall be binding upon each Guarantor, its successors and permitted assigns and inure to the benefit of the successors and assigns of the Agent. No Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Agent. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

14. This is a guaranty of payment and not of collection. In the event the Agent makes a demand upon any Guarantor under this Guaranty, such Guarantor shall be held and bound to the Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including attorneys’ fees and expenses, incurred by the Agent in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Credit Agreement, shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Agent may wish to give shall be served upon any Guarantor in the fashion prescribed for notices in the Credit Agreement at the address for Intermediate set forth therein (or at such other address as the Guarantor may designate in written notice to the Agent) and the notice so sent shall be deemed to be served as set forth in the Credit Agreement.

15. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Agent to the Borrower, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.

16. Each Guarantor covenants and agrees that, so long as any amount is owing on account of the Obligations or otherwise pursuant to this Guaranty,

(a) such Guarantor shall permit as provided in the Credit Agreement with respect to the Borrower, representatives of the Agent to visit and inspect

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properties of such Guarantor, inspect such Guarantor’s books and records and discuss with the principal officers of the guarantor its businesses, assets, liabilities, financial position, results of operations and business prospects;

(b) such Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, permit, guarantee, or otherwise become or remain directly or indirectly, liable with respect to any indebtedness except to the extent permitted under the Credit Agreement; and

(c) such Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets of any kind, whether now owned or hereafter acquired, or any income or profits therefrom except for Permitted Liens.

17. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guaranty and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the state and federal courts sitting in New York, New York and appellate courts from any thereof, or at the sole option of the Agent, in any other court in which the Agent shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address set forth for Intermediate in Section 10.1 of the Credit Agreement; and

(d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

18. The Guarantors have not engaged and shall not engage in any business activity, or have not incurred or shall not incur any Indebtedness or other obligations of any type, other than the transactions contemplated by the Purchase

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Documents, the transactions contemplated by the Credit Agreement and ownership of the Capital Stock of EPL and Intermediate, as the case may be, pledged pursuant to the Parent Pledge Agreement. The Guarantors do not and shall not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than such Capital Stock of EPL and Intermediate, as the case may be, and the Guarantors do not and shall not conduct, transact or otherwise engage in any business or operations other than those incidental to the ownership of such Capital Stock of EPL and Intermediate, as the case may be.

19. EACH GUARANTOR HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

20. This Guaranty shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York. Delivery of an executed counterpart of this Guaranty by facsimile shall be effective as delivery of a manually executed counterpart hereof.

21. Upon payment in full of the Obligations, satisfaction in full of all other Obligations outstanding and termination of the Commitments, this Guaranty shall terminate and the Agent shall take all action reasonably requested by such Guarantor (at the expense of the Borrower or such Guarantor) to evidence the termination of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:	EPL HOLDINGS, INC., a Delaware corporation

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President and Secretary

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The undersigned, EPL Intermediate, Inc., a Delaware corporation, hereby assumes on a joint and several basis with EPL Holdings, Inc., a Delaware corporation, all rights, liabilities, responsibilities and obligations whatsoever of the Guarantors under the foregoing Guaranty and is hereby executing and joining as a party to such Guaranty as of this 29th day of December, 1999 and after giving effect to the Acquisition.

EPL INTERMEDIATE, INC., a Delaware corporation

By:	/s/ Glenn B. Kaufman

Name:	Glenn B. Kaufman
Title:	Vice President and Secretary